Exhibit 10.1

LINE OF CREDIT AGREEMENT

This Line of Credit Agreement (this “Agreement”), effective as of November 15, 2022, is entered into by and between HUMBL, Inc., a Delaware corporation (“Borrower”), and Sartorii, LLC, a Delaware limited liability company (“Lender”).

A. Borrower desires to obtain from Lender a line of credit (the “Line of Credit”) under which loan advances may from time to time be extended to Borrower.

B. The parties hereto desire to enter into this Agreement to set forth the obligations of each party with respect to the advancement and repayment of funds advanced from Lender to Borrower.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises of the parties set forth herein, Borrower agrees to borrow from Lender, and Lender agrees to extend to Borrower, the Line of Credit according to the following terms and conditions:

1. Credit Terms.

1.1. Line of Credit.

1.1.1. Amount; Term. Subject to the terms and conditions of this Agreement, Lender hereby agrees to provide the Line of Credit to Borrower and to make advances to Borrower from time to time not to exceed at any time the aggregate principal amount of $2,200,000 (the “Maximum Loan Amount”), unless Lender agrees, in its sole discretion, to extend additional amounts of credit hereunder. Subject to the terms and conditions of this Agreement, including, but not limited to this Section 1.1.1, Lender will advance Draws (as defined below) up to the Maximum Loan Amount under the Line of Credit beginning on the date of this Agreement and ending on the earlier of the termination of this Agreement or the cancellation of the Line of Credit by Lender pursuant to the terms set forth herein (the “Line of Credit Term”).

1.1.2. Repayment; Interest; Penalties. All amounts outstanding under the Line of Credit, and the amount of each Draw paid under the Line of Credit, shall bear interest beginning on the date such Draw is paid by Lender to the date such amount is fully repaid by Borrower, at a rate of interest equal to 5.00% per annum. Notwithstanding anything to the contrary in this Agreement, there shall be no pre-payment penalty should Borrower repay amounts drawn under the Line of Credit before the expiration of the Line of Credit Term. Amounts of principal repaid may be re-borrowed from time to time during the Line of Credit Term. Upon the occurrence of an Event of Default (defined below), the outstanding principal balance of the Line of Credit shall bear interest until paid in full at an increased rate per annum equal to 10%. All amounts outstanding under this Agreement, including without limitation the outstanding principal balance of the Line of Credit and all accrued but unpaid interest and fees, shall become due and payable in full upon demand by Lender.

1.1.3. Issuance of a Promissory Note. In consideration for the agreement by Lender to lend funds to Borrower as set forth above, and to document Borrower’s obligation to repay to Lender all amounts owed under this Agreement, together with all interest accrued thereon, Borrower will, concurrently with the execution of this Agreement, execute and issue to Lender that certain Promissory Note substantially in the form attached hereto as Exhibit A (the “Note”).

1.2. Requests. Borrower shall notify Lender of any desired Draw of credit hereunder. Each request shall be made in writing or other reasonably practical method to Lender and shall be accompanied by the documentation required by Section 3.1 below. Borrower may not request Draws in excess of $440,000.00 in any given month. Each Draw funded by Lender shall be funded in the form of a check or electronic transfer of funds to Borrower’s account. Both Borrower and Lender shall keep a record of the date and amount of each Draw on Exhibit B attached hereto.

2. Representations and Warranties. Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

2.1. Legal Status. Borrower is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware.

2.2. Authorization and Validity. This Agreement and each instrument and other document required hereby or at any time hereafter delivered to Lender in connection herewith, including without limitation the Note (collectively, the “Loan Documents”), have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party that executes the same, enforceable in accordance with their respective terms.

2.3. No Violation. The execution, delivery and performance by Borrower of each of the Loan Documents does not violate any provision of any law or regulation, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

2.4. Litigation. There are no pending, or, to the best of Borrower’s knowledge, threatened actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition of Borrower.

2.5. No Subordination. There is no agreement, indenture, contract or instrument to which Borrower or any of its subsidiaries is a party or by which Borrower or any of its subsidiaries may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement or any other obligation of Borrower.

2.6. Other Obligations. As of the effective date of this Agreement, Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract instrument or obligation.

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3. Conditions. The obligation of Lender to extend to Borrower any draw request made under the Line of Credit (each a “Draw”) is subject to the fulfillment to Lender’s satisfaction of all of the following conditions:

3.1. Documentation. Lender shall have received (or waived its right to receive), in form and substance satisfactory to Lender, each of the following, duly executed:

3.1.1. This Agreement and each other instrument or document required hereby; and

3.1.2. Such other documents as Lender may require.

3.2. Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each Draw, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred or shall exist.

4. Covenants. Borrower covenants that Borrower shall, unless Lender otherwise consents in writing:

4.1. Punctual Payments. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Lender, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

4.2. Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes of Borrower, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

4.3. Notice to Lender. Promptly (but in no event more than ten (10) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; or (b) any litigation pending or threatened against Borrower with a claim in excess of $1,000,000.00.

4.4. Accounting Records. Maintain true, complete and accurate books and records of Borrower in accordance with industry standards consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, and to make copies of the same.

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5. Events of Default.

5.1. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

5.1.1. Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents;

5.1.2. Any representation or warranty made by Borrower or any other party in connection with or under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made;

5.1.3. Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in Sections 5.1.1 and 5.1.2 above), and with respect to any such default which by its nature can be cured, such default is not cured within the time period, if any, allowed under the applicable Loan Document;

5.1.4. The filing of a notice of judgment lien against Borrower or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower, in each case which is not stayed or satisfied within thirty (30) days;

5.1.5. Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian, or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (the “Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to Bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated as bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors;

5.1.6. There shall exist or occur any event or condition which Lender in good faith believes impairs the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents; or

5.1.7. The dissolution or liquidation of Borrower; or Borrower, or any of its trustee or beneficiaries, shall take action seeking to effect the dissolution or liquidation of Borrower.

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5.2. Remedies. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender’s option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Lender to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

5.3. Collection Costs. In addition to any other remedies set forth herein or in any other Loan document, if Borrower fails to timely pay any amount due under this Agreement or fails to timely perform any of its duties or obligations under any of the Loan Documents, and Lender takes any action to collect the amount due, or to exercise its rights under the Loan Documents, including without limitation retaining attorneys, or if any suit or proceeding is brought for the recovery of all or any part of, or for protection of the indebtedness, or to enforce Lender’s rights under any agreement securing or guaranteeing payment of the amounts due hereunder, then Borrower agrees to pay all costs and expenses incurred by Lender related to any such action or proceeding (including without limitation all negotiations, alternative dispute resolution proceedings subsequently agreed to by the parties, if any, litigation, or bankruptcy proceedings or any appeals from any of such proceedings), including without limitation reasonable fees and disbursements of Lender’s attorneys and their staff.

6. Term. The term of this Agreement shall be for a period of one (1) year (the “Initial Term”), unless terminated earlier in accordance with Section 5 above. Subsequent to the expiration of the Initial Term, this Agreement shall continue in full force and effect upon the same terms and conditions until cancelled by Lender upon seven (7) days’ advance written notice to Borrower of Lender’s intention to terminate this Agreement. Upon any termination of this Agreement, all sums owed to Lender under the Loan Documents shall be due and payable on the date that is seven (7) days from the date this Agreement is terminated by Lender.

7. Miscellaneous.

7.1. No Waiver. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

7.2. Entire Agreement; Amendment. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

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7.3. Time. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

7.4. Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the addresses previously provided or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by facsimile transmission or electronic mail, upon receipt.

7.5. Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign or transfer its interest hereunder without Lender’s prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information that Lender now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

7.6. No Third-Party Beneficiaries. Except as set forth in Section 7.13 below, this Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third-party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

7.7. Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

7.8. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

7.9. Attorneys’ Fees. If any legal action including a demand letter, negotiation or any arbitration or other proceeding (including a proceeding in bankruptcy) is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover actual attorneys’ fees, including, without limitation, any attorneys’ fees incurred in any negotiation, alternative dispute resolution proceeding subsequently agreed to by the parties, if any, litigation, or bankruptcy proceeding or any appeals from any of such proceedings in addition to any other relief to which it may be entitled.

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7.10. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions. For any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Delaware, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action outside of any state or federal court sitting in Delaware, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

7.11. Construction of Language. The language of this Agreement shall be construed according to its fair meaning, and not strictly for or against either party. All words in this Agreement refer to whatever number or gender the context requires. Headings are for reference purposes only and do not control.

7.12. Further Assurances. Borrower agrees to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken all such further or other actions as are reasonably necessary or desirable upon the request of Lender to more fully effectuate the purposes and intent of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

LENDER:

Sartorii, LLC

By:	/s/ Stephen Foote
Stephen Foote, Manager

BORROWER:

HUMBL, Inc.

By:	/s/ Brian Foote
Brian Foote, President and CEO

[Signature Page to Line of Credit Agreement]

EXHIBIT A

PROMISSORY NOTE

Up to $2,200,000.00	November __, 2022

FOR VALUE RECEIVED, HUMBL, Inc., a Delaware corporation (“Borrower”), promises to pay in lawful money of the United States of America to the order of Sartorii, LLC, a Delaware limited liability company, or its successors or assigns (“Lender”), the principal sum of up to $2,200,000.00, or such portion thereof advanced by Lender to Borrower, together with all other amounts due under this Promissory Note (this “Note”). This Note is issued pursuant to that certain Line of Credit Agreement of even date herewith between Borrower and Lender (the “LOC Agreement”). All capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the LOC Agreement.

1. PAYMENT. All Draws advanced by Lender to Borrower shall be repaid within two (2) years of the date of such Draw. Borrower will make all payments of sums due hereunder to Lender at Lender’s address set forth in the LOC Agreement, or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and late charges, then to accrued interest and finally to principal.

2. INTEREST. Interest shall accrue on the unpaid principal balance of this Note at the rate of six percent (6%) per annum simple interest beginning on the first Draw. Upon the occurrence of an Event of Default (as defined below), the outstanding balance of this Note shall bear interest at the lesser of the rate of ten percent (10%) per annum or the maximum rate permitted by applicable law, compounding daily and calculated on the basis of a 360-day year, from the date the applicable Event of Default occurred until paid.

3. PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of any of Borrower’s obligations hereunder.

4. EVENT OF DEFAULT. The occurrence and continuance of any of the following shall constitute an “Event of Default” under this Note:

4.1. Failure to Pay. Borrower shall fail to pay when due any principal or interest payment, or any other payment required under the terms of this Note on the date due.

4.2. Breaches of Covenants. Borrower or any other person or entity fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note, in the LOC Agreement, any other Transaction Document, or in any other agreement securing payment of this Note.

4.3. Representations and Warranties. Any representation or warranty made by Borrower to Lender in this Note, the LOC Agreement, any other Transaction Document, or any related agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

4.4. Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

4.5. Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Borrower or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

4.6. Government Action. If any governmental or regulatory authority takes or institutes any action that will materially affect Borrower’s financial condition, operations or ability to pay or perform Borrower’s obligations under this Note.

4.7. Judgment. A judgment or judgments for the payment of money in excess of the sum of $1,000,000.00 in the aggregate shall be rendered against Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

4.8. Attachment. Any execution or attachment shall be issued whereby any substantial part of the property of Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof.

5. DEMAND NOTE; REMEDIES. At any time following seven (7) days’ written notice to Borrower following an Event of Default, Lender may declare all unpaid principal, plus all accrued interest and other amounts due hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding unless such Event of Default is cured during the applicable seven (7) day period. Upon the occurrence or existence of any Event of Default described in Sections 4.4 and 4.5, immediately and without notice, all outstanding unpaid principal, plus all accrued interest and other amounts due hereunder shall automatically become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

6. UNCONDITIONAL OBLIGATION; NO OFFSET. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make all payments due hereunder in accordance with the terms of this Note.

7. NO USURY. Notwithstanding any other provision contained in this Note or in any instrument given to evidence the obligations evidenced hereby: (a) the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, Lender ever receives as interest in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder and not toward payment of interest.

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8. ATTORNEYS’ FEES. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements.

9. GOVERNING LAW; VENUE. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The provisions set forth in the LOC Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

10. WAIVERS. Borrower hereby waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

11. LOSS OR MUTILATION. On receipt by Borrower of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Borrower or, in the case of any such mutilation, on surrender and cancellation of such Note, Borrower at its expense will execute and deliver, in lieu thereof, a new Note of like tenor.

12. NOTICES. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the LOC Agreement, the terms of which are incorporated herein by this reference.

13. AMENDMENT AND WAIVER. This Note and its terms and conditions may be amended, waived or modified only in writing by Borrower and Lender.

14. SEVERABILITY. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Note shall remain in full force and effect.

15. ASSIGNMENTS. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

16. FINAL AGREEMENT. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of Borrower and Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

17. Waiver of Jury Trial. BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, BORROWER ACKNOWLEDGES THAT IT KNOWINGLY AND VOLUNTARILY IS WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

18. TIME IS OF THE ESSENCE. Time is of the essence of this Note and each and every provision hereof in which time is an element.

19. LIQUIDATED DAMAGES. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

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IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the date first set forth above.

BORROWER:

HUMBL, Inc.

By:
Brian Foote, President and CEO

[Signature Page to Promissory Note]

EXHIBIT B

Draw Register

Date of Draw	Amount of Draw	Signature of Lender	Signature of Borrower